EXHIBIT 10.13

OFFICE LEASE

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OFFICE LEASE

THIS OFFICE LEASE (this “Lease”) dated as of September 1 2016 is entered into between Fallow Field, LLC (“Landlord”), and SolarMax LED, Inc. (U.S.A.) (“Tenant”).

RECITALS

A. Landlord is the owner of real property (“Real Property”) located at 3230 Fallow Field Dr, Diamond Bar, CA 91765, attached to this Lease and incorporated by reference, and the Building (as later defined) located on it. The Real Property and the Building are collectively the “Property.”

B. Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord the Premises (as later defined) for the term and subject to the terms, covenants, agreements, and conditions in this Lease.

AGREEMENT

NOW THEREFORE, for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Section 1. Definitions

As used in this Lease, the following capitalized terms are defined as follows.

“Alterations” is defined in Section 9(a) hereof.

“Base Operating Expenses” means the Operating Expenses paid or incurred by Landlord in the Base Year.

“Base Property Taxes” means the amount of Property Taxes for the tax year ending2016 of the Base Year.

“Base Rent” means the Base Rent as set forth in the Basic Lease Information.

“Base Year” means the calendar year specified in the Basic Lease Information as the Base Year.

“Basic Lease Information” is attached to and incorporated in this Lease as Exhibit B hereto.

“Building” means the building constructed on the Real Property known as 3230 Fallow Field Dr, Diamond Bar, CA 91765 , any property interest in the area of 3230 Fallow Field Dr, Diamond Bar, CA 91765 and all other improvements on or appurtenances to the Real Property or the streets abutting the Real Property. The Building includes, but is not limited to, an office building with 2 floors of office space and a parking space located on the same property.

“Commencement Date” means the Commencement Date as set forth in the Basic Lease Information.

“Common Area” means the total area on a floor consisting of rest rooms, janitor, telephone and electrical closets, mechanical areas, public corridors providing access to tenant space, public stairs, elevator shafts and pipe shafts, together with their enclosing walls.

“Deposit” is defined in Section 32 hereof.

“Escalation Rent” is defined in Section 4(a) hereof.

“Event of Default” is defined in Section 19 hereof.

“Impositions” is defined in Section 8 hereof.

“Landlord” is defined in the preamble hereof.

“Legal Requirements” is defined in Section 15 hereof.

“Lease” is defined in the preamble hereof.

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“Operating Expenses” means (a) all costs of management, operation, and maintenance of the Building, including without limitation: wages, salaries, and payroll burden of employees; property management fees and other related compensation; janitorial, maintenance, security, and other services; Building office rent or rental value; power, water, waste disposal, and other utilities; materials and supplies; maintenance and repairs; license costs; insurance premiums and the deductible portion of any insured loss under Landlord’s insurance; and depreciation on personal property; and (b) the cost of any capital improvements made to the Building by Landlord after the Base Year that (i) are made in the reasonable expectation of reducing other Operating Expenses during the term of this Lease, (ii) are required for the health and safety of tenants, or (iii) are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed, this cost to be amortized over a reasonable period determined by Landlord, together with interest on the unamortized balance at the rate of ten percent (10%) per annum, or a higher rate equal to that paid by Landlord on funds borrowed for the purpose of constructing or installing those capital improvements. Operating Expenses shall not include: Property Taxes; depreciation on the Building other than depreciation on exterior window draperies, if any, provided by Landlord, and carpeting in multi-tenant floor public corridors and common areas; costs of tenants’ improvements; real estate brokers’ commissions; interest; costs incurred in connection with the repair of damage to the Building, to the extent Landlord is reimbursed by insurance proceeds; and capital items other than those referred to in clause (b). Actual Operating Expenses for both the Base Year and each subsequent calendar year will be adjusted to equal Landlord’s reasonable estimate of Operating Expenses had the total rentable area of the Building been occupied.

“Premises” means the portion of the Building located on the floor or floors specified in the Basic Lease Information which is outlined in red on the floor plan or plans attached to this Lease as Exhibit A hereto.

“Property” is defined in Recital A hereof.

“Property Taxes” means all real property taxes (and any tax levied wholly or partly in lieu of real property taxes) levied against the Building, and all real estate tax consultant expenses and attorney’s fees incurred for the purpose of maintaining an equitable assessed valuation of the Building.

“Real Property” is defined in Recital A hereof.

“Rentable Area” means the rentable area of the Premises specified on the Basic Lease Information. If any office space is added to or deleted from the Premises, the rentable area of the space added or deleted shall mean: (a) as to an entire floor added to or deleted from the Premises, all areas within outside permanent Building walls, measured to the inside glass surface of outside permanent Building walls, including rest rooms; janitor, telephone, and electrical closets; allocated mechanical areas and columns and projections necessary to the Building, but excluding public stairs, elevator shafts, and pipe shafts, together with their enclosing walls; (b) as to a portion of a floor added to or deleted from the Premises, the aggregate of the usable area of the portion of the floor added to or deleted from the Premises, plus the result obtained by multiplying the area of the Common Area on this floor by a fraction, whose numerator is the usable area of added or deleted portion of the floor and whose denominator is the usable area of all tenant space on the floor.

“Tenant” is defined in the preamble hereof.

“Tenant’s Percentage Share” means the percentage figure specified as “Tenant’s Percentage Share” in the Basic Lease Information. Tenant’s Percentage Share has been obtained by dividing the net rentable area of the Premises, as specified in the Basic Lease Information, by the total net rentable area of the Building, which is111872 square feet of office space, and multiplying that quotient by one hundred (100). In the event the rentable area of the Premises is increased or decreased by the addition to or deletion from the Premises of any office space, Tenant’s percentage share shall be appropriately adjusted. For the purposes of Section 4, Tenant’s Percentage Share shall be based on the number of days during the calendar year in which this change occurs.

“Term” is defined in Section 3 hereof.

“Termination Date” means the Termination Date in the Basic Lease Information.

“Usable Area” means all floor area in a tenant space, measured to the inside glass surface of outer Building walls, to the office side of corridors and other permanent partitions, and to the center of partitions that separate the tenant space from adjoining tenant spaces, without deduction for columns and projections necessary to the Building.

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Section 2. Premises

Landlord leases to Tenant, and Tenant leases from Landlord the Premises for the term and subject to the terms, covenants, agreements, and conditions later set forth, to each of which Landlord and Tenant mutually agree.

Section 3. Term; Condition of Premises

The term (“Term”) of this Lease shall commence on the Commencement Date and, unless sooner terminated as later provided, shall end on the Termination Date. Unless otherwise agreed by Landlord and Tenant in this Lease, Landlord shall deliver the Premises to Tenant on the Commencement Date in their then existing condition with no alterations being made by Landlord. If Landlord has undertaken in this Lease to make any alterations to the Premises before the Commencement Date and the alterations are completed before that date, and if Tenant desires to take occupancy in advance of that date, Landlord shall deliver the Premises to Tenant at that time in advance of a date that will be mutually approved by Landlord and Tenant and, notwithstanding anything to the contrary contained in this Lease, the Term of the Lease shall commence on delivery. If Landlord, for any reason, cannot deliver the Premises to Tenant on the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting from nondelivery, but in that event rental shall be waived for the period between the Commencement Date and the time when Landlord delivers the Premises to Tenant. No delay in delivery of the Premises shall extend the Term of this Lease.

Section 4. Rental

(a) Tenant shall pay to Landlord throughout the Term as rental for the Premises the Base Rent, provided that the rental payable during each calendar year subsequent to the Base Year shall be the Base Rent, increased by Tenant’s Percentage Share of the total dollar increase, if any, in Operating Expenses paid or incurred by Landlord in that year over the Base Operating Expenses, and also increased by Tenant’s Percentage Share of the total dollar increase, if any, in Property Taxes paid by Landlord in that year over the Base Property Taxes. The increased rental due pursuant to this Section 4(a) is the “Escalation Rent.”

(b) Rental shall be paid to Landlord, in advance, on or before the first day of the Term of this Lease and on or before the first day of each successive calendar month during the Term of this Lease. In the event the Term of this Lease commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, the monthly rental for the first and last fractional months of the Term of this Lease shall be appropriately prorated.

(c) All sums of money due to Landlord under this Lease, not specifically characterized as rental, shall constitute additional rent and shall be due within thirty (30) days after receipt by Tenant of a billing. If any sum is not paid when due, it shall be collectible as additional rent with the next installment of rental falling due. Nothing contained in this Lease shall be deemed to suspend or delay the payment of any sum of money at the time it becomes due and payable under this Lease, or to limit any other remedy of Landlord.

(d) Tenant acknowledges that late payment of rent and other sums due under this Lease after the expiration of any applicable cure period under Section 19(a) will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be difficult to ascertain. These costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any trust deed covering the Premises. Accordingly, if any installment of rent or any other sums due from Tenant are not received when due, or if a cure period is applicable under Section 19(a), prior to the expiration of the cure period, Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount. The parties agree that the late charge represents a fair and reasonable estimate of the costs Landlord will incur because of late payment. Acceptance of the late charge by Landlord shall not constitute a waiver of Tenant’s default for the overdue amount, nor prevent Landlord from exercising the other rights and remedies granted under this Lease.

/s/ CL	/s/ SY
Landlord’s Initials	Tenant’s Initials

(e) Any amount due to Landlord, if not paid within five (5) days following the due date, will bear interest from the due date until paid at the rate of ten percent (10%) per year or, if a higher rate is legally permissible, at the highest rate legally permitted. However, interest shall not be payable on late charges incurred by Tenant nor on any amounts on which late charges are paid by Tenant to the extent this interest would cause the total interest to be in excess of that legally permitted. Payment of interest shall not excuse or cure any default by Tenant.

(f) All payments due shall be paid to Landlord, without deduction or offset, in lawful money of the United States of America at Landlord’s address for notices under this Lease or to another person or at another place as Landlord may designate by notice to Tenant.

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Section 5. Escalation Rent

Escalation Rent shall be paid monthly on an estimated basis, with subsequent annual reconciliation, in accordance with the following procedures: Annual increases of 2.99% of the prior year rent.

30 days prior to the end of the Base Year and no later than 30 days prior to the end of each subsequent calendar year, or as soon after that time as practicable, Landlord shall give Tenant notice of Landlord’s estimate of any Escalation Rent due under Section 4(a) for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated Escalation Rent. If Landlord fails to give notice as required in this Section, Tenant shall continue to pay on the basis of the prior year’s estimate until the month after that notice is given. If at any time it appears to Landlord that the Escalation Rent for the current calendar year will vary from the estimate by more than five percent (2.99%), Landlord shall, by notice to Tenant, revise the estimate for that year, and subsequent payments by Tenant for that year shall be based on the revised estimate.

(b) Within ninety (90) days after the close of each calendar year, or as soon after the ninety (90) day period as practicable, Landlord shall deliver to Tenant a statement of the actual Escalation Rent for that calendar year, accompanied by a statement from certified public accountants for the Building showing Operating Expenses and Property Taxes on the basis of which the actual Escalation Rent was determined. At Tenant’s request, Landlord shall provide Tenant reasonable supporting detail underlying the calculations of Operating Expenses and Property Taxes. If Landlord’s statement discloses that Tenant owes an amount that is less than the estimated payments for the calendar year previously made by Tenant, Landlord shall credit the excess first against any sums then owed by Tenant, and then against the next payments of rental due. If Landlord’s statement discloses that Tenant owes an amount that is more than the estimated payments for the calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement.

(c) The amount of Escalation Rent for any fractional year in the Term shall be appropriately prorated. The pro-ration of Operating Expenses for the calendar year in which termination occurs shall be calculated on the basis of a fraction of the Operating Expenses for that entire calendar year; the pro-ration of Property Taxes for the calendar year in which termination occurs shall be calculated on the basis of a fraction of the Property Taxes for that entire calendar year, but shall exclude any Property Taxes attributable to any increase in the assessed valuation of the Building occurring after termination. The termination of this Lease shall not affect the obligations of the parties pursuant to Section 5(b) to be performed after the termination.

Section 6. Use

The Premises shall be used for general office purposes and no other. Tenant shall not do or permit to be done on the Premises, nor bring or keep or permit to be brought or kept in the Premises, anything (a) which is prohibited by or in conflict with any law, ordinance, or governmental rule or, (b) which is prohibited by the standard form of fire insurance policy or, (c) which will increase the existing rate of or affect fire or other insurance on the Building or its contents or cause a cancellation of any insurance policy covering the Building or any part of it or its contents. Tenant shall not use or store in the Premises any hazardous or toxic substances, with the sole exception of reasonably necessary substances that are kept in reasonably necessary quantities for normal office operations, provided that their use and storage are in accordance with applicable laws. Tenant shall not do or permit anything to be done on the Premises that will obstruct or interfere with the rights of other tenants of the Building, or injure or annoy them, or use or allow the Premises to be used for any unlawful purposes, nor shall Tenant cause, maintain, or permit any nuisance or waste on or about the Premises.

Section 7. Services

(a) Landlord shall maintain the public and Common Areas of the Building, including lobbies, stairs, elevators, corridors, restrooms, all exterior landscaping, windows, the mechanical, plumbing, and electrical equipment serving the Building, and the structure itself, in reasonably good order and condition so as to meet the reasonable needs of Tenant, except for damage, excluding normal wear and tear, caused by the Tenant. Damage by Tenant shall be repaired by Landlord at Tenant’s expense. The standard of maintenance shall be equal to that of other office buildings of a similar class in _____.

(b) Landlord shall furnish utilities that includes water, power and gas (water heaters.) Utility payments will be paid previously agreed upon. Landlord will bill tenant all extra utilities usage based on previous average utlity invoice. based on the total rental square feel relative to the whole property (ie prorated to only your square feet / total square feet).Comfortable occupancy by Tenant in Tenant’s use of the Premises during the period from 7:00 a.m. to 6:00 p.m. on weekdays. Landlord is not responsible for internet or telephone services. Tenant will bear all costs associated with internet and telephone services. Tenant has the option to contract with our third party janitorial services.

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Landlord may establish reasonable measures to conserve energy and water, including but not limited to, automatic light shut off after hours and efficient lighting forms, so long as these measures do not unreasonably interfere with Tenant’s use of the Premises.

(c) Landlord shall not be in default under this Lease, nor be liable for any damages resulting from, nor shall the required rental be abated because of: (i) the installation, use, or interruption of use of any equipment in connection with furnishing the previously listed services, (ii) failure to furnish or delay in furnishing these services, when failure or delay is caused by accident or conditions beyond the reasonable control of Landlord or by necessary repairs or improvements to the Premises or to the Building, or (iii) the limitation, curtailment, rationing, or restrictions on use of water, electricity, gas, or any other form of energy serving the Premises or the Building. Landlord shall use reasonable efforts to diligently remedy interruptions in the furnishing of these services.

(d) If heat-generating equipment or lighting, other than building standard lights, are installed or used in the Premises, and this equipment or lighting affects the temperature otherwise maintained by the air conditioning system, or if equipment is installed in the Premises that requires a separate temperature controlled room, on Tenant’s request or at Landlord’s election after notice to Tenant, Landlord shall install supplementary air conditioning facilities in the Premises or shall modify the ventilating and air conditioning system serving the Premises. The capital and maintenance costs of these facilities and modifications shall be borne by Tenant. However, if Tenant objects to the proposed installation of supplementary air conditioning facilities or the modification of the ventilating and air conditioning system, Landlord shall not make the installation or modification, but Landlord shall be relieved of obligations under Section 7(b)(ii) hereof to the extent that comfortable occupancy of the Premises cannot be provided without the installation or modification.

(e) On receipt of a bill, Tenant shall reimburse Landlord for the cost of (i) all heat or air conditioning provided to the Premises during hours requested by Tenant when those services are not otherwise furnished by Landlord, and (ii) all power and cooling energy provided for supplementary air conditioning facilities in the Premises. Tenant shall also pay the cost of any transformers, additional risers, panel boards, and other facilities, if reasonably required to furnish power for supplementary air conditioning facilities in the Premises. The cost of item (i) shall be a per hour charge reflecting the electrical energy, labor, and fixed plant costs (excluding depreciation) of running the heating and air conditioning system.

(f) In the event that Landlord, at Tenant’s request, provides services to Tenant that are not otherwise provided for in this Lease, Tenant shall pay Landlord’s reasonable charges for these services on billing of Landlord.

Section 8. Impositions

In addition to the monthly rental and other charges to be paid by Tenant under this Lease, Tenant shall pay Landlord for all of the following items (collectively, “Impositions”): (i) taxes, other than local, state, and federal personal or corporate income taxes measured by the net income of Landlord; (ii) assessments, including without limitation, all assessments for public improvements, services, or benefits, irrespective of when commenced or completed; (iii) excises; (iv) levies; (v) business taxes; (vi) license, permit, inspection, and other authorization fees; (vii) transit development fees; (viii) assessments or charges for housing funds; (ix) service payments in lieu of taxes and; (x) any other fees or charges that are levied, assessed, confirmed, or imposed by a public authority; provided, however, that Impositions shall not include amounts otherwise included in Operating Expenses or Property Taxes. Tenant is obligated to pay only to the extent that the Impositions are: (a) on, measured by, or reasonably attributable to, the cost or value of Tenant’s equipment, furniture, fixtures, and other personal property located in the Premises, or the cost or value of any leasehold improvements made to the Premises by or for Tenant, regardless of whether title to the improvements shall be in Tenant or Landlord; (b) based on or measured by the monthly rental or other charges payable under this Lease, including without limitation, any gross receipts tax levied by a municipality, the State of California, the Federal Government, or any other governmental body with respect to the receipt of the rental; (c) based on the development, possession, leasing, operation, management, maintenance, alteration, repair, use, or occupancy by Tenant of the Premises or any portion of the Premises; or (d) on this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If it is unlawful for Tenant to reimburse Landlord for the Impositions, but lawful to increase the monthly rental to take into account Landlord’s payment of the Impositions, the monthly rental payable to Landlord shall be revised to net Landlord the same net return without reimbursement of the Impositions as would have been received by Landlord with reimbursement of the Impositions.

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Section 9. Alterations.

(a) Tenant shall not make or allow any alterations, additions, or improvements to the Premises or any part of the Premises (collectively, “Alterations”), without Landlord’s prior consent, which shall not be unreasonably withheld. The installation of furnishings, fixtures, equipment, or decorative improvements, none of which shall affect Building systems or the structure of the Building, and the repainting or recarpeting of the Premises, shall not constitute Alterations. All Alterations shall be made by Landlord for Tenant’s account, including increased costs, if any, in accordance with the procedures set forth in this Section, subject to any tenant improvement allowance provided in the Basic Lease Information. All Alterations shall immediately become Landlord’s property and, at the end of the Term, shall remain on the Premises without compensation to Tenant, unless Landlord elects by notice to Tenant to have Tenant remove any Alterations that are peculiar to Tenant’s use of the Premises and are not normally required or used by other tenants. In this event, Tenant shall bear the cost of restoring the Premises to their condition prior to the installment of the Alterations. When plans and specifications for any Alterations are approved by Landlord pursuant to Section 9(b), Landlord shall advise Tenant on request whether proposed Alterations would entitle Landlord to require their removal and restoration of the Premises at the end of the Term. The tenant is approved for a sign outside the tenant’s entrance on the outside of the building. Tenant is responsible for all fees and associated payments in regards to the sign along with permit and construction costs.

(b) Plans and specifications for Alterations shall be prepared at Tenant’s expense by Tenant’s architect or by Landlord’s architect if Tenant so elects, and by engineers approved by Landlord, where the nature of the Alterations requires mechanical or electrical engineering services. Any architect retained by Tenant shall be instructed to follow standard construction administration procedures and use standard specifications and details reasonably promulgated by Landlord for the Building. The plans and specifications shall be subject to approval by Landlord and Tenant, and shall not be unreasonably withheld or delayed by either party. Plans and specifications that have neither been approved nor disapproved by Landlord within thirty (30) days after submittal by Tenant shall be deemed to have been approved. Following approval, Landlord shall obtain cost quotations for the Alterations from one or more general contractors approved by Landlord, including any general contractors requested by Tenant that Landlord has approved. Tenant may specify subcontractors in the finish trades to be included in the general contractors’ bids. Landlord shall submit the quotations to Tenant, accept the quotation approved by Tenant, and then contract for the construction or installation of the Alterations with the contractor approved by Tenant. Landlord does not warrant the cost of the Alterations, the timeliness of performance, or the quality of the contractor’s work, but Landlord shall use reasonable best efforts to secure performance of the construction contract for Tenant’s benefit.

(c) In the event Tenant instructs Landlord or the contractor to proceed with any changes to the Alterations without a prior determination of increased costs resulting from those changes and without approval of the increases by Tenant, or in the event Tenant is responsible for increased costs attributable to a delay or acceleration in the time for construction, the amount of any increased costs shall be reasonably determined by Landlord on completion of the Alterations, subject only to Landlord’s reasonable efforts in causing the contractor to furnish Tenant appropriate back-up information concerning increased costs, if any.

(d) The cost of the Alterations to be paid by Tenant shall include a reasonable charge for the administration, by Landlord or an agent, of the construction or installation of the Alterations, the amount of which shall bear a reasonable relationship to the scope of the Alterations and the costs of performing the administration.

(e) Tenant shall pay to Landlord all amounts payable by Tenant pursuant to this Section after billing by Landlord. Billing may be in advance of or during the progress of the Alterations to enable Landlord to pay the contractor, architect, or engineer without advancing Landlord’s own funds. At Tenant’s request, Landlord shall furnish a copy of each bill to Tenant for Tenant’s approval at least ten (10) days prior to the due date of the bill. Tenant may contest any payment to a contractor for Alterations and Landlord shall withhold this payment, provided that the provisions of Section 10 are satisfied and Tenant indemnifies and defends Landlord against all claims and liability arising out of the contested payment. At Landlord’s option and prior to commencement of Alterations, Tenant shall deposit with Landlord the estimated cost of Alterations, or a lesser portion as specified by Landlord for the cost as incurred. Any surplus funds shall be returned to Tenant when the Alterations have been paid for in full.

(f) Landlord may delegate some or all authority and responsibilities under this Section to a manager.

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Section 10. Liens

Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant. Landlord may have posted on the Premises any notices that may be provided by law or that Landlord may deem proper for the protection of Landlord, the Premises, and the Building from those liens. Tenant may contest any lien for which Tenant is responsible under this Section, provided that Tenant shall have caused the lien to be bonded against.

Section 11. Repairs

Tenant accepts the Premises as being in the condition in which Landlord is obligated to deliver the Premises, subject to the tenant improvements, if any, that Landlord has agreed to make. At all times during the term of this Lease and at Tenant’s sole cost, Tenant shall keep the Premises in good condition and repair; ordinary wear and tear and damage to the Premises by fire, earthquake, or act of God or the elements are excepted. Tenant waives all rights to make repairs at the expense of Landlord or instead to vacate the Premises, and Tenant further waives the provisions of Civ. Code §§ 1941 and 1942 with respect to Landlord’s obligations under this Lease. At the end of the term of this Lease, Tenant shall surrender to Landlord the Premises and all Alterations that are to remain in the Premises in the same condition as when received; ordinary wear and tear and damage by fire, earthquake, or act of God or the elements are excepted. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate, or paint the Premises or any part of them, except as specifically set forth in this Lease. Landlord has made no representations respecting the condition of the Premises or the Building, except as specifically set forth in this Lease.

Section 12. Damage or Destruction

(a) In the event the Premises or any portion of the Building necessary for Tenant’s occupancy are damaged by fire, earthquake, act of God, the elements, or other casualty, within thirty (30) days after that event, Landlord shall notify Tenant of the estimated time, in Landlord’s reasonable judgment, required for repair or restoration. If the estimated time is one hundred and eighty (180) days or less after the commencement of the physical work and one (1) year or less after the casualty event, Landlord shall proceed promptly and diligently to adjust the loss with applicable insurers, to secure all required governmental permits and approvals, and to repair or restore the Premises or the portion of the Building necessary for Tenant’s occupancy. This Lease shall remain in full force, except that for the time unusable, Tenant shall receive a rental abatement for that part of the Premises rendered unusable in the conduct of Tenant’s business.

(b) If the estimated time for repair or restoration is in excess of one hundred and eighty (180) days after the commencement of the physical work or one (1) year after the casualty event, Tenant may elect to terminate this Lease as of the date of the casualty event by giving notice to Landlord within fifteen (15) days following receipt of Landlord’s notice of the estimated time for repair. If the estimated time is more than one hundred and eighty (180) days after commencement of the physical work or one (1) year after the casualty event, but Tenant has not elected to terminate this Lease, Landlord may elect, on notice to Tenant within twenty (20) days after the period for Tenant’s election to terminate has expired, to repair or restore the Premises or the portion of the Building necessary for Tenant’s occupancy. In that event, this Lease shall continue in full force, but the rent shall be abated. If Landlord does not elect to repair or restore, this Lease shall terminate as of the date of the casualty event. However, if Landlord has not commenced the physical repair or restoration of the Premises or the portion of the Building necessary for Tenant’s occupancy within one (1) year from the casualty event, Tenant may elect to terminate this Lease by notice to Landlord given at any time following the expiration of one (1) year from the casualty event, but prior to the commencement of the physical repair or restoration work.

(c) If the Premises or the Building are to be repaired or restored under this Section, Landlord shall repair or restore at Landlord’s cost the Building itself and all improvements in the Premises, including but not limited to, any tenant improvements constructed pursuant to this Lease, but excluding Alterations made by or for Tenant subsequent to completion of those tenant improvements. Tenant shall pay the cost of repairing or restoring any Alterations made by or for Tenant subsequent to completion of the tenant improvements made pursuant to this Lease and shall be responsible for carrying casualty insurance as Tenant deems appropriate for those Alterations.

(d) In the event of any damage to or destruction of the Premises or the Building, Landlord and Tenant acknowledge that their respective rights and obligations are to be governed exclusively by this Lease.

(e) In the event the Premises are to be repaired or restored and Tenant requires temporary offices as a result of a casualty event affecting the Premises, Landlord shall use best efforts to locate offices for Tenant within the Building. Tenant acknowledges that Landlord makes no commitment as to the availability of any offices or as to their cost.

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Section 13. Subrogation

Landlord and Tenant shall each obtain from their respective insurers under all policies of fire, theft, public liability, worker’s compensation, and other insurance maintained during the term of this Lease covering the Building, or any portion of it, or operations in it, a waiver of all rights of subrogation that the insurer of one party might have against the other party. Landlord and Tenant shall each indemnify the other against any loss or expense, including reasonable attorney’s fees, resulting from the failure to obtain this waiver. Tenant must have adequate insurance at all times throughout the life of the lease.

Section 14. Indemnification

Tenant waives all claims against Landlord for damage to any property or injury or death of any person on the Premises arising at any time and from any cause other than the gross negligence or willful misconduct of Landlord or Landlord’s employees, agents, or contractors. Tenant shall hold Landlord harmless from and defend Landlord against all claims, liability, damage, or loss arising out of any injury or death of any person or damage to or destruction of property attributable to the use of the Premises by Tenant, except that caused by the gross negligence or willful misconduct of Landlord or Landlord’s agents, contractors, or employees. Tenant shall also hold Landlord harmless from any liability, cost, or expense arising from Tenant’s use or storage in the Premises of any hazardous or toxic substance. These indemnity obligations shall include reasonable attorney’s fees, investigation costs, and all other reasonable costs incurred by Landlord from the first notice that any claim or demand is to be made or may be made. Landlord shall promptly give notice to Tenant of any claim or demand. The provisions of this Section shall survive the termination of this Lease for any event occurring prior to the termination. The provisions of this Section to indemnify and hold Landlord harmless are limited to the amount of loss that is not paid to Landlord out of insurance proceeds, if any.

Section 15. Compliance with Legal Requirements

At Tenant’s sole cost, Tenant shall promptly comply with all laws and governmental rules now or later in force; with the requirements of any board of fire underwriters or other similar body now or in the future constituted; with any direction or occupancy certificate issued by public officers (“Legal Requirements”), insofar as they relate to the condition, use, or occupancy of the Premises. Excluded are: (a) structural changes or changes to the electrical, mechanical, or plumbing systems of the Building, all to the extent not necessitated by Tenant’s acts or by improvements made for Tenant, other than the tenant improvements to be made pursuant to this Lease by Landlord, if any; (b) alterations or improvements to the Building as a whole or the Premises of tenants generally that are not by law the tenants’ responsibility with which to comply; and (c) work necessitated by defects in the construction of the Building. Landlord shall comply in a timely manner with all Legal Requirements that are not Tenant’s responsibility under this Section to the extent noncompliance would adversely affect Tenant’s use or occupancy of the Premises. Furthermore due to the landlord’s requirements a financial report will be needed from each Tenant as requested. The tenant agrees to provide the financial report to the landlord within 30 days of written request. A format will be provided for review.

Section 16. Assignment and Subletting

(a) Except as otherwise expressly permitted by this Lease, Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed, assign or hypothecate this Lease or any interest in this Lease, sublet the Premises or any part of them, or license the use of the Premises by any party other than Tenant. Neither this Lease nor any interest in this Lease shall be assignable without the consent of Landlord, which shall not be unreasonably withheld or delayed. Any of the previous acts without consent shall be void and shall, at the option of Landlord, constitute a noncurable default under this Lease. In connection with each consent requested by Tenant, Tenant shall submit to Landlord the terms of the proposed transaction, the identity of the parties to the transaction, the proposed documentation for the transaction, and all other information reasonably requested by Landlord concerning the proposed transaction and the parties involved. However, Tenant may, without resulting in a default under this Lease and without notice to Landlord, license to or otherwise permit the use of the Premises by: (i) any entity of which Tenant, any of Tenant’s subsidiaries, or Tenant’s parent is a limited partner, general partner, joint venturer, or shareholder; (ii) any other limited partner, general partner, joint venturer or shareholder in that entity; (iii) any consultant, contractor, accountant, or counsel of Tenant; or (iv) any of the directors, officers, employees, contractors, accountants, or counsel of any of the foregoing. The license or other permitted use does not in any way create in the licensee or any other party rights to possess or remain in the Premises beyond the termination of the Lease.

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(b) Without limiting other instances in which Landlord may reasonably withhold consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold consent in the following instances:

(i) if at the time consent is requested or at any time prior to the granting of consent, an Event of Default has occurred under this Lease or if Tenant is in monetary default under this Lease or would be in monetary default under this Lease but for the pendency of any grace or cure period under Section 19;

(ii) if the proposed assignee or subtenant is a governmental agency;

(iii) if, in Landlord’s reasonable judgment, use of the Premises by the proposed assignee or subtenant would not be comparable to the office use by other tenants in the Building, would entail alterations that would materially lessen the value of the leasehold improvements in the Premises (unless Tenant provides adequate security to ensure that the Premises will be restored to their prior condition pursuant to Section 9(a)), would result in more than a reasonable number of occupants per floor, or would require substantially increased services by Landlord;

(iv) if Landlord reasonably determines that circumstances warrant a consideration of the financial worth of a proposed assignee or subtenant, and the financial worth, in Landlord’s reasonable judgment, does not meet the credit standards applied by Landlord for other tenants under leases with comparable terms;

(v) if, in Landlord’s reasonable judgment, the character, reputation, or business of the proposed assignee or subtenant is not consistent with the quality of the other tenancies in the Building; and

(vi) if subletting less than the entire Premises and the parcel to be sublet and all other parcels then sublet in the Premises exceed a total of 2 parcels.

(c) If at any time during the Term, Tenant desires to sublet all or any part of the Premises, Tenant shall notify Landlord of the terms of the proposed subletting and the space proposed to be sublet. Landlord shall have the option, exercisable by notice given to Tenant within thirty (30) days after Tenant’s notice is given, or within five (5) days after Tenant’s notice is given if Tenant submits terms that have already been negotiated with a specific proposed subtenant, to sublet from Tenant this space at the rental and other terms in Tenant’s notice, or, if the proposed subletting is for the entire Premises for a sublet term ending within the last year of the Term, to terminate this Lease. If Landlord does not exercise this option, Tenant shall be free to sublet the space to any third party or to the specific proposed subtenant, at the same rental and on substantially the same terms in the notice given to Landlord, subject to obtaining Landlord’s prior consent as provided previously.

(d) Notwithstanding the provisions of paragraphs (a) and (b), Tenant may assign this Lease or sublet the Premises or any portion of the Premises, with notice to Landlord but without the necessity of Landlord’s consent and without extending any option to Landlord pursuant to paragraph (c), to any corporation which controls, is controlled by, or is under common control with Tenant, to any corporation resulting from the merger or consolidation with Tenant, or to any person or entity that acquires all the assets of Tenant as a going concern of the business that is being conducted on the Premises or the assets of any corporation that controls, is controlled by, or is under common control with Tenant.

(e) No subtenant shall have a right to further sublet without Landlord’s prior consent, which Tenant acknowledges may be withheld in Landlord’s absolute discretion, and any assignment by a subtenant of the sublease shall be subject to Landlord’s prior consent in the same manner as if Tenant were entering into a new sublease. No sublease, once consented to by Landlord, shall be modified or terminated by Tenant without Landlord’s prior consent, which shall not be unreasonably withheld.

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(f) In the case of an assignment, one-half (1/2) of any sums or other economic consideration received by Tenant as a result of the assignment (excluding any consideration reasonably attributed to assets other than this Lease) shall be paid to Landlord after first deducting the unamortized cost of leasehold improvements paid for by Tenant, and the cost of any real estate commissions, reasonable attorney’s fees, or other third-party professional services paid by Tenant in connection with the assignment.

(g) In the case of a subletting, one-half (1/2) of any sums or economic consideration received by Tenant as a result of the subletting shall be paid to Landlord after first deducting: (i) the rental due under this Lease, prorated to reflect only rental allocable to the sublet portion of the Premises, (ii) the cost of leasehold improvements made to the sublet portion of the Premises at Tenant’s cost, amortized over the term of this Lease, except for leasehold improvements made for the specific benefit of the subtenant, which shall be amortized over the term of the sublease, and (iii) the cost of any real estate commissions, reasonable attorney’s fees, or other third-party professional services paid by Tenant in connection with the subletting.

(h) Regardless of Landlord’s consent, no subletting or assignment shall release or alter Tenant’s obligation or primary liability to pay the rental and perform all other obligations under this Lease. The acceptance of rental by Landlord from any other person shall not be deemed a waiver by Landlord of any provision of this Lease. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee or successor of Tenant in the performance of any of the terms of this Lease, after notice of default to Tenant pursuant to Section 19 and the expiration of any applicable cure period, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against the assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining consent. This action shall not relieve Tenant of liability under this Lease provided, however, that Tenant shall not be liable for any increase in Tenant’s obligations under this Lease because of any amendment or modification to this Lease, unless Tenant has consented to it in writing.

(i) If Tenant assigns this Lease, sublets the Premises, or requests the consent of Landlord to any assignment, subletting, hypothecation, or other action requiring Landlord’s consent under this Lease, Tenant shall pay Landlord’s reasonable attorney’s fees incurred in connection with the action.

Section 17. Rules

Tenant shall comply with the rules attached to and incorporated in this Lease as Exhibit C, and after notice, with all reasonable modifications and additions to these rules, from time to time promulgated in writing by Landlord. Landlord shall not be responsible to Tenant for the nonperformance of any of these rules by any other tenant or occupant of the Building, but Landlord shall take reasonable steps to enforce any rules, the nonperformance of which by other tenants materially and adversely affects Tenant in the use of the Premises. However, if any rule conflicts with any term, covenant, or condition of this Lease, this Lease shall prevail. In addition, no rule, or any subsequent amendment to it adopted by Landlord shall alter, reduce, or adversely affect any of Tenant’s rights or enlarge Tenant’s obligations under this Lease.

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Section 18. Entry by Landlord

Landlord may enter the Premises at reasonable hours and, except in the event of an emergency, on reasonable prior notice, to: (a) inspect the Premises; (b) exhibit the Premises to prospective purchasers, lenders, or tenants; (c) determine whether Tenant is complying with all obligations under this Lease; (d) supply janitorial service and any other services to be provided by Landlord under this Lease; (e) post notices of nonresponsibility; and (f) make repairs or perform maintenance required of Landlord by this Lease, make repairs to any adjoining space or utility services, or make repairs, alterations, or improvements to any other portion of the Building. However, all this work shall be done as promptly as reasonably possible and cause as little interference to Tenant as reasonably possible. Subject to Landlord’s undertakings in the previous sentence, Tenant waives any damage claims for inconvenience to or interference with Tenant’s business or loss of occupancy or quiet enjoyment of the Premises caused by Landlord’s entry. At all times Landlord shall have a key with which to unlock the doors on the Premises, excluding Tenant’s vaults, safes, and similar areas designated as secure areas in writing by Tenant in advance. In an emergency, Landlord shall have the right to use any means that Landlord deems proper to open Tenant’s doors and enter the Premises. Entry to the Premises by Landlord in an emergency shall not be construed as a forcible or unlawful entry, a detainer, or an actual or constructive eviction of Tenant.

Section 19. Events of Default

The following events shall constitute events of default under this Lease (each an Event of Default):

(a) a default by Tenant in the payment when due of any rent or other sum payable under this Lease and the continuation of this default for ten (10) or more days after notice of the default from Landlord, provided that if Tenant has failed two (2) or more times in any twelve (12) months to pay any rent or other sum when due and notice of this default has been given by Landlord in each instance, no notice shall be required after this until the expiration of twelve (12) months in which all rental and other sums payable under this Lease have been paid on or before the date due;

(b) a default by Tenant in the performance of any of the terms, covenants, agreements, or conditions in this Lease, other than a default by Tenant in the payment when due of any rent or other sum payable under this Lease, and the continuation of the default beyond thirty (30) days after notice by Landlord or, if the default is curable and would require more than thirty (30) days to remedy, beyond the time reasonably necessary for cure; provided, however, that if Tenant has defaulted in the performance of the same obligation two (2) or more times in twelve (12) months and notice of the default has been given by Landlord in each instance, no notice shall be required after this until the expiration of twelve (12) months without any default by Tenant;

(c) the bankruptcy or insolvency of Tenant, a transfer by Tenant in fraud of creditors, an assignment by Tenant for the benefit of creditors, or the commencement of proceedings of any kind by or against Tenant under the Federal Bankruptcy Act or under any other insolvency, bankruptcy, or reorganization act, unless Tenant is discharged from voluntary proceedings within ninety (90) days;

(d) the appointment of a receiver for a substantial part of Tenant’s assets;

(e) the abandonment of the Premises; and

(f) the levy upon this Lease or any estate of Tenant under this Lease by attachment or execution and the failure to have the attachment or execution vacated within thirty (30) days.

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Section 20. Termination upon Default

On occurrence of any Event of Default by Tenant, Landlord may, in addition to any other rights and remedies given here or by law, terminate this Lease and exercise remedies relating to it without further notice or demand in accordance with the following provisions:

(a) So long as the Event of Default remains uncured, Landlord shall have the right to give notice of termination to Tenant, and on the date specified in this notice, this Lease shall terminate.

(b) If this Lease is terminated, Landlord may, by judicial process, reenter the Premises, remove all persons and property, and repossess and enjoy the Premises, all without prejudice to other remedies that Landlord may have because of Tenant’s default or the termination.

(c) If this Lease is terminated, Landlord shall have all of the rights and remedies of a landlord provided by Civ. Code § 1951.2, in addition to any other rights and remedies Landlord may have. The damages which Landlord may recover shall include, without limitation: (i) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of the award exceeds the amount of the rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of award computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%) of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided; (iv) all reasonable legal expenses and other related costs incurred by Landlord following Tenant’s default; (v) all reasonable costs incurred by Landlord in restoring the Premises to good order and condition to relet the Premises; and (vi) all reasonable costs, including without limitation, any brokerage commissions incurred by Landlord in reletting the Premises.

Section 21. Continuation after Default

Even though Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord may enforce all rights and remedies under this Lease, including the right to recover the rental as it becomes due under this Lease. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession.

Section 22. Other Relief

The remedies provided in this Lease are in addition to any other remedies available to Landlord at law, in equity, by statute, or otherwise.

Section 23. Right of Landlord to Cure Defaults

Agreements and provisions to be performed by Tenant under this Lease shall be at Tenant’s sole cost and without abatement of rental, except as specifically provided in this Lease. If Tenant (a) fails to pay any sum of money, other than rental, required under this Lease, or (b) fails to perform any other act under this Lease, and this failure continues for thirty (30) days after notice of the failure by Landlord, or a longer period as may be allowed under this Lease, Landlord may, without waiving or releasing Tenant from any obligations of Tenant, make payment or perform other acts required by this Lease on Tenant’s behalf. All sums paid by Landlord and all necessary incidental costs shall be payable to Landlord on demand and shall constitute additional rental under this Lease.

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Section 24. Attorney Fees

If, as a result of a breach or default under this Lease, Landlord uses an attorney to secure compliance with Lease provisions, to recover damages, to terminate this Lease, or to evict Tenant, Tenant shall reimburse Landlord, on demand, for all reasonable attorney’s fees and expenses incurred by Landlord; provided that, if Tenant becomes the prevailing party in any legal action brought by Landlord, Tenant shall be entitled to recover reasonable attorney’s fees and expenses incurred by Tenant and need not reimburse Landlord for any attorney’s fees and expenses incurred by Landlord.

Section 25. Eminent Domain

If all or any part of the Premises are taken through eminent domain, this Lease shall terminate for the part taken as of the date of taking. For a partial taking, either Landlord or Tenant shall have the right to terminate this Lease for the balance of the Premises by notice to the other within thirty (30) days after the taking. However, Tenant’s right to terminate arises only if the portion of the Premises taken substantially handicaps, impedes, or impairs Tenant’s use of the balance of the Premises. In the event of any taking, Landlord shall be entitled to all compensation, damages, income, rent, awards, or any interest that may be paid in connection with the taking, except for any portion specifically awarded to Tenant for moving expenses, trade fixtures, equipment, and any leasehold improvements in the Premises to the extent of the then unamortized value of these improvements for the remaining term of the Lease as determined in the award. However, Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise, other than for prepaid rent. In the event of a partial taking of the Premises that does not result in a termination of this Lease, the subsequent monthly rental shall be equitably reduced.

Section 26. Subordination

(a) This Lease shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or later placed upon the Building and to any advances made on the security of it or Landlord’s interest in it, and to all renewals, modifications, consolidations, replacements, and extensions of it. However, if any mortgagee, trustee, or ground landlord elects to have this Lease prior to the lien of its mortgage or deed of trust or prior to its ground lease, and gives notice of that to Tenant, this Lease shall be deemed prior to the mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of the mortgage, deed of trust, or ground lease, or the date of recording of it. In the event any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure. In the event of termination of any ground lease to which this Lease is subordinate, Tenant shall attorn to the ground landlord. Tenant agrees to execute any documents, in form and substance reasonably acceptable to Tenant, required to effectuate the subordination, to make this Lease prior to the lien of any mortgage or deed of trust or ground lease, or to evidence the attornment.

(b) In the event any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, or in the event any ground lease to which this Lease is subordinate is terminated, this Lease shall not be barred, terminated, cut off, or foreclosed. Neither shall the rights and possession of Tenant under this Lease be disturbed, if Tenant is not then in default in the payment of rental and other sums due under this Lease or otherwise in default under the terms of this Lease, and if Tenant attorns to the purchaser, grantee, or ground landlord as provided in Section 26(a) or, if requested, enters into a new lease for the balance of the term of this Lease on the same terms and provisions contained in this Lease. Tenant’s covenant under Section 26(a) to subordinate this Lease to any ground lease, mortgage, deed of trust, or other hypothecation later executed is conditioned on each senior instrument containing the commitments specified in this subsection.

(c) Tenant agrees that Tenant shall not discriminate against or segregate any person or group of persons on account of race, sex, creed, color, marital status, sexual preference, national origin, or ancestry, in the occupancy, use, sublease, tenure, or enjoyment of the Premises.

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Section 27. No Merger

In the event that Landlord or any successor owner of the Building sells or conveys the Building, all liabilities and obligations of Landlord or the successor owner under this Lease accruing after the sale or conveyance terminates, shall be binding on the new owner, and Tenant shall release Landlord from all liability under this Lease. Tenant agrees to attorn to the new owner.

Section 28. Sale

The surrender of this Lease by Tenant, or a mutual cancellation of it, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or operate as an assignment to Landlord of all subleases or subtenancies.

Section 29. Estoppel Certificate

At any time with at least fifteen (15) days’ prior notice by Landlord, Tenant shall execute, acknowledge, and deliver to Landlord a certificate in the form substantially the same as attached Exhibit D certifying: (a) that this Lease is unmodified and in full force or, if there have been modifications, that this Lease is in full force, as modified, together with the date and nature of each modification, (b) the amount of the Base Rent, most recent Escalation Rent, if any, and the date to which the rent has been paid, (c) that no notice has been received by Tenant of any default that has not been cured, except defaults specified in the certificate, (d) that no default of Landlord is claimed by Tenant, except defaults specified in the certificate, and (e) other matters as may be reasonably requested by Landlord. Any certificate may be relied on by prospective purchasers, mortgagees, or beneficiaries under any deed of trust on the Building or any part of it.

Section 30. Light, Air, or View Rights

Any diminution or shutting off of light, air, or view by any structure that may be erected on lands adjacent to the Building shall not affect this Lease or impose any liability on Landlord.

Section 31. Holding Over

(a) If, without objection by Landlord, Tenant holds possession of the Premises after expiration of the term of this Lease, Tenant shall become a tenant with an option to renew for 5 years on the monthly terms specified in this Lease, payable in advance on or before the first day of each month. Each party shall give the other notice of intention to terminate the tenancy at least one (3) month prior to the date of termination of the tenancy

(b) If, over Landlord’s objection, Tenant holds possession of the Premises after expiration of the term of this Lease or expiration of the holdover tenancy, Tenant shall be deemed to be a tenant-at-sufferance and, without limiting the liability of Tenant for unauthorized occupancy of the Premises, Tenant shall indemnify Landlord and any replacement tenant for the Premises for any damages or loss suffered by either Landlord or the replacement tenant resulting from Tenant’s failure to vacate the Premises in a timely manner.

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Section 32. Security Deposit

Tenant has deposited with Landlord the sum specified in the Basic Lease Information (“Deposit”). The Deposit shall be held by Landlord as security for the faithful performance by Tenant of all provisions of this Lease. If Tenant fails to pay rent or other sums due under this Lease or defaults with respect to any provision of this Lease, Landlord may use, apply, or retain all or any portion of the Deposit for the payment of rent or other sums in default, for the payment of any other sums to which Landlord may become obligated because of Tenant’s default, or to compensate Landlord for any loss or damage that Landlord may suffer because of the Tenant’s actions. If Landlord uses or applies the Deposit, Tenant shall, within ten (10) days after demand, deposit cash with Landlord in an amount sufficient to restore the Deposit to the full amount, and Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Deposit separate from Landlord’s general accounts. If Tenant performs all of Tenant’s obligations under this Lease, the Deposit or the amount not applied by Landlord shall be returned, without interest, to Tenant or at Landlord’s option, to the last assignee, if any, of Tenant’s interest under this Lease at the expiration of the Term and after Tenant has vacated the Premises. No trust relationship is created between Landlord and Tenant with respect to the Deposit.

Section 33. Waiver

The waiver by Landlord of any agreement, condition, or provision contained in this Lease shall not be deemed to be a waiver of any subsequent breach of the agreement, condition, or provision or any other agreement, condition, or provision contained in the Lease, nor shall any custom or practice that may arise between the parties in the administration of the terms of this Lease be construed to waive or to lessen the right of Landlord to the performance by Tenant in strict accordance with these terms. The subsequent acceptance of rental under this Lease by Landlord shall not be deemed to be a waiver of any preceding breach by the other party of any agreement, condition, or provision of this Lease, other than the failure of Tenant to pay the particular accepted rental, regardless of knowledge of the preceding breach at the time of the rental acceptance.

Section 34. Notices and Consents

All notices, consents, demands, and other communications from one party to the other that are given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been fully given when delivered, including delivery by commercial delivery services or facsimile transmission, or if deposited in the United States mail, certified or registered, postage prepaid, when received or refused. All notices, consents, demands, and other communications shall be addressed as follows: to Tenant at the address specified in the Basic Lease Information, or to another place or person as Tenant may designate in a notice to Landlord, or delivered to Tenant at the Premises; to Landlord at the address specified in the Basic Lease Information, or to another place as Landlord may designate in a notice to Tenant.

Section 35. Entire Agreement

There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels all previous negotiations, arrangements, brochures, agreements, and understandings between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease. There are no representations between Landlord and Tenant other than those contained in this Lease. All implied warranties, including implied warranties of merchantability and fitness, are excluded.

Section 36. Authority

If either of the parties signs this Lease as a corporation, each person executing this Lease on behalf of the party warrants that the party is an authorized and existing corporation, that it is qualified to do business in California, that it has the right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so. If either of the parties signs this Lease as a partnership, each person executing this Lease on behalf of the party warrants that the party is a partnership, that the partnership has the right and authority to enter into this Lease, and that each person signing on behalf of the partnership is authorized to sign.

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Section 37. Plural and Singular

The words “Landlord” and “Tenant” as used in this Lease shall include the plural as well as the singular.

Section 38. Joint and Several Obligations

If there is more than one Tenant, the obligations imposed on Tenant shall be joint and several.

Section 39. Time of the Essence

Time is of the essence in this Lease and all of its provisions.

Section 40. Examination of Lease

Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

Section 41. Heirs, Successors, and Assigns

The agreements, conditions, and provisions contained in this Lease shall, subject to the provisions for assignment, apply to and bind the heirs, executors, administrators, successors, and assigns of the parties to it.

Section 42. Name of Building

Tenant shall not, without the consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises.

Section 43. Illegality or Unenforceability of Portion of Lease

If any provision of this Lease is determined to be illegal or unenforceable, this determination shall not affect any other provision of this Lease, and all other provisions shall remain in full force and effect.

Section 44. Governing Law

This Lease shall be governed by and construed pursuant to law of the State of California.

Section 45. Exhibits

The exhibits A to D and addendum, if any, specified in the Basic Lease Information are attached to this Lease and by this reference made a part of it.

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IN WITNESS WHEREOF, the parties have executed this Lease as of the date first set forth above.

LANDLORD:

Date: 9/16/16	/s/ Ching Liu
Signature

Ching Liu
Name

General Partner of Fallow Field, LLC
Title

TENANT:

Date: 9/16/16	/s/ Simon Yuan
Signature

/s/ Simon Yuan
Name

CFO
Title

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EXHIBIT A

Floor Plan

DUCT SPACE
IT ROOM
LUNCH ROOM

SOLARMAX INCLUDE DOWN STAIR LOBBY 8,424 SQ.FT.

ERC 4,120 SQUARE FEET

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EXHIBIT B

Basic Lease Information

Date: September 1, 2016

Landlord: Fallow Field LLC

Tenant: SolarMax LED Inc.

Premises: 3230 Fallow Field Dr, Diamond Bar, CA 91765

Base Year: 2016

Rentable Area of Premises: 22500 Sq Feet

Total Lease= 4214 Sq Feet of Office Space

Tenant’s Percentage Share : Share of all utilities (power, water), trash and waste are paid by Tenant. Share calculated by percentage of total space leased

Term Commencement: 9/1/2016

Term Expiration: 10 Years from Commencement date with 5 year renewal option

Base Rent: $2.00for office space

$8428.00 per month for the first year of the lease

Security Deposit: $5,200 (Already received)

Tenant’s Address for Notice: 3080 12th Street, Riverside, CA 92507

Landlord’s Address for Notice: 3230 Fallow Field Dr, Diamond Bar, CA 91765

Exhibits and Addendum: Floor Plan, Rules and Rent payment plan _______________

This lease overrides the previous lease agreements signed January 2, 2015due to building remodel.

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EXHIBIT C

Rules

1. The sidewalks, halls, passages, exits, entrances, shopping malls, elevators, escalators, and stairways of the Building shall not be obstructed by any of the tenants or used for any purpose other than for ingress to and egress from their respective Premises. The halls, passages, exits, entrances, shopping malls, elevators, escalators, and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access to them by all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation, and interests of the Building and its tenants. However, nothing here shall be construed to prevent access to persons with whom any tenant normally deals in the ordinary course of business, unless these persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go on the roof of the Building.

2. A sign, placard, picture, name, advertisement, or notice visible from the exterior of any tenant’s Premises shall not be inscribed, painted, affixed, or otherwise displayed by any tenant on any part of the Building without the prior written consent of Landlord. Landlord will adopt and furnish to tenants general guidelines relating to signs inside the Building on the office floors. Each tenant shall conform to these guidelines, but may request approval of Landlord for modifications, which will not be unreasonably withheld. All approved signs or lettering on doors shall be printed, painted, affixed, or inscribed at the expense of the tenant by a person approved by Landlord, which will not be unreasonably withheld. Material visible from outside the Building will not be permitted.

3. The Premises of each tenant shall not be used for the storage of merchandise held for sale to the general public or for lodging. No cooking shall be done or permitted by any tenant on the Premises, except that (a) each tenant may establish and operate a lunchroom facility for use by tenant’s employees, and (b) each tenant may use and install food and beverage vending machines and Underwriters’ Laboratory approved microwave ovens and equipment for brewing coffee, tea, hot chocolate, and similar beverages, provided that adequate provisions are made for venting and control of odors and all facilities and equipment are in accordance with all applicable federal, state, and city laws, codes, ordinances, rules, and regulations.

4. No tenant shall employ any person other than Landlord’s janitorial service for cleaning the Premises, unless otherwise approved by Landlord. No person other than those approved by Landlord shall be permitted to enter the Building to clean it. No tenant shall cause any unnecessary labor because of carelessness or indifference in the preservation of good order and cleanliness. Janitor service will not be furnished on nights when rooms are occupied after 9:30 p.m. unless, by prior arrangement with Landlord, service is extended to a later hour for specifically designated rooms.

5. Landlord will furnish each tenant, free of charge, two keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. No tenant shall have any keys made. No tenant shall alter any lock or install a new or additional lock or any bolt on any door of the premises without the prior consent of Landlord. The tenant shall in each case furnish Landlord with a key for any lock. Each tenant, upon the termination of the tenancy, shall deliver to Landlord all keys to doors in the Building that have been furnished to the tenant.

6. The freight elevator shall be available for use by all tenants in the Building, subject to reasonable scheduling as Landlord deems appropriate. The persons employed to move equipment in or out of the Building must be acceptable to Landlord. Landlord shall have the right to prescribe the weight, size, and position of all equipment, materials, furniture, or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on wood strips of a thickness necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any property from any cause, and all damage done to the Building by moving or maintaining property shall be repaired at the expense of the tenant.

7. No tenant shall use or keep in the Premises or the Building any kerosene, gasoline, or inflammable or combustible fluid or material other than limited quantities reasonably necessary for the operation or maintenance of office equipment, and may not, without Landlord’s prior approval, use any method of heating or air conditioning other than that supplied by Landlord. No tenant shall use or keep any foul, noxious, or hazardous gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building because of noise, odors, or vibrations, or interfere in any way with other tenants or those having business in the Building. No pets shall be kept in the Premises.

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8. Landlord shall have the right, exercisable without notice and without liability to any Tenant, to change the name and street address of the Building.

9. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 7:00 a.m. and at all hours on Saturdays, Sundays, and legal holidays any person who does not present a proper access card or other identification as a tenant or an employee of a tenant, or who does not otherwise present proper authorization by a tenant for access to the premises. Each tenant shall be responsible for all persons for whom it authorizes access and shall be liable to Landlord for all acts of these persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement, or other circumstances rendering an action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building during the continuance of the circumstance by any action Landlord deems appropriate.

10. A directory of the Building will be provided to display the name and location of tenants, their subtenants, and a reasonable number of the principal officers and employees of tenants, and Landlord reserves the right to exclude any other names. Any additional name that a tenant desires to have added to the directory shall be subject to Landlord’s approval and may be subject to a charge.

11. No curtains, draperies, blinds, shutters, shades, screens, or other coverings, hangings, or decorations shall be attached to, hung, or placed in, or used in connection with any exterior window in the Building without the prior consent of Landlord. If Landlord consents, these items shall be installed on the office side of the standard window covering and shall in no way be visible from the exterior of the Building.

12. Messenger services and suppliers of bottled water, food, beverages, and other products or services shall be subject to reasonable regulations as may be adopted by Landlord. Landlord may establish a central receiving station in the Building for delivery and pick up by all messenger services, and may limit delivery and pick up at tenant Premises to Building personnel.

13. Each tenant shall see that the doors of the premises are closed and locked and that all water faucets or apparatus, cooking facilities, and office equipment, excluding office equipment required to be operative at all times, are shut off before the tenant or employees leave the Premises at night, so as to prevent waste or damage. For any default or carelessness in this regard the tenant shall be responsible for any damage sustained by other tenants or occupants of the Building or Landlord. On multiple-tenancy floors, tenants shall keep the doors to the Building corridors closed at all times except for ingress and egress.

14. The toilets, urinals, wash bowls, and other restroom facilities shall not be used for any purpose other than that for which they were constructed. No foreign substance of any kind shall be thrown in them, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, have caused it.

15. Except with the prior consent of Landlord, no tenant shall sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets, or any other goods or merchandise to the general public in the Premises, nor shall any tenant carry on, permit, or allow any employee or other person to carry on the business of stenography, typewriting, or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises of any tenant be used for manufacturing of any kind, or any business or activity other than that specifically provided for in the tenant’s lease.

16. No tenant shall install any antenna, loudspeaker, or other device on the roof or exterior walls of the Building.

17. No motorcycles or motor scooters shall be parked or stored anywhere in the Building other than the garage of the Building, and no bicycles may be parked or stored anywhere in the Building other than in facilities provided in the garage or the Common Area of the Building.

18. Hand trucks or other material handling equipment, except those equipped with rubber tires and side guards, may not be used in any portion of the Building unless approved by Landlord.

19. Each tenant shall store refuse within that tenant’s premises. No material of a nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of refuse in the city of Riverside without being in violation of any law or ordinance governing this disposal shall be placed in the refuse boxes or receptacles. All refuse disposal shall be made only through entryways and elevators provided for these purposes and at the times Landlord shall designate.

20. Canvassing, peddling, soliciting, and distributing handbills or any other written materials in the Building is prohibited, and each tenant shall cooperate to prevent this type of occurrence.

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21. The requirements of the tenants will be attended to only on application by telephone or in person at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

22. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant, so long as Tenant’s use of the Premises is not adversely affected by the waiver, and no waiver by Landlord shall be construed as a waiver of the Rules in favor of any other tenant, nor prevent Landlord from later enforcing any of the Rules against any of the tenants of the Building.

23. These Rules are in addition to, and shall not be construed to modify or amend, in whole or in part, the terms, covenants, agreements, and conditions of any lease of Premises in the Building.

24. Landlord reserves the right to make other reasonable rules as Landlord judges may be needed for the safety, care, and cleanliness of the Building, and for the preservation of good order, provided that Tenant’s use and occupancy of the Premises shall not be adversely affected by other rules.

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EXHIBIT D

Lease schedule.

Year 1 starts the beginning of the lease on September 1, 20167.

	Year 1	Year 2	Year 3	Year 4	Year 5
Monthly Rent	$8,428	$8,680	$8,940	$9,207	$9,482
Annual Rent	$101,136	$104,160	$107,274	$110,482	$113,785

	Year 6	Year 7	Year 8	Year 9	Year 10
Monthly Rent	$9,766	$10,058	$10,358	$10,668	$10,987
Annual Rent	$117,187	$120,691	$124,300	$128,017	$131,844

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